As filed with the Securities and Exchange Commission on March 6, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CIDARA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	46-1537286
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6310 Nancy Ridge Drive, Suite 101 San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Cidara Therapeutics, Inc. 2015 Employee Stock Purchase Plan
Cidara Therapeutics, Inc. 2020 Inducement Incentive Plan, as amended
(Full titles of the plans)

Jeffrey Stein, Ph.D.
President and Chief Executive Officer
Cidara Therapeutics, Inc.
6310 Nancy Ridge Drive, Suite 101
San Diego, California 92121
(858) 752-6170

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Charles J. Bair, Esq. Cooley LLP 10265 Science Center Drive San Diego, California 92121 (858) 550-6000	Jeffrey Stein, Ph.D. President and Chief Executive Officer Cidara Therapeutics, Inc. 6310 Nancy Ridge Drive, Suite 101 San Diego, California 92121

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Cidara Therapeutics, Inc. (the “Registrant”) for the purpose of registering (i) an additional 24,516 shares of the Registrant’s Common Stock, par value $0.0001 per share (“Common Stock”), under the Registrant’s 2015 Employee Stock Purchase Plan (the “ESPP”), pursuant to the provisions of the ESPP providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the ESPP, and (ii) an additional 350,000 shares of Common Stock reserved for issuance under the Registrant’s 2020 Inducement Incentive Plan, as amended (the “Inducement Plan”) to employees of the Registrant as an inducement material to entry into employment with the Registrant, in accordance with Nasdaq Listing Rule 5635(c)(4), pursuant to an amendment to the Inducement Plan approved by the Compensation and Human Capital Committee of the Board of Directors of the Registrant on February 12, 2025.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION
STATEMENTS ON FORM S-8

This Registration Statement on Form S-8 is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same benefit plans is effective.

The Registrant previously registered shares of its Common Stock for issuance under the ESPP under Registration Statements on Form S-8 filed with the Securities and Exchange Commission on April 15, 2015 (File No. 333-203434), March 18, 2016 (File No. 333-210263), March 15, 2017 (File No. 333-216722), November 8, 2018 (File No. 333-228282), May 9, 2019 (File No. 333-231326), March 4, 2020 (File No. 333-236874), February 25, 2021 (File No. 333-253545), March 7, 2022 (File No. 333-263350), March 23, 2023 (File No. 333-270781) and April 23, 2024 (File No. 333-278872).

The Registrant previously registered shares of its Common Stock for issuance under the Inducement Plan under Registration Statements on Form S-8 filed with the Securities and Exchange Commission on February 25, 2021 (File No. 333-253545), August 31, 2021 (File No. 333-259219) and August 13, 2024 (File No. 333-281523).

Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

ITEM 8. EXHIBITS.

Exhibit Number	Description
4.1
Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on April 24, 2015).

4.2
Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Annual Report on Form 10-K, filed with the SEC on April 22, 2024).

4.3
Certificate of Amendment to Amended and Restated Certificate of Incorporation of Cidara Therapeutics, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on July 18, 2024).

4.4	Amended and Restated Bylaws of the Registrant, as currently in effect (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed on April 24, 2015).
4.5
Certificate of Designation of Preferences, Rights and Limitations of Series X Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on May 21, 2018).

4.6
Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Voting Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on April 24, 2024).

4.7
Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-202740), as amended, originally filed on March 13, 2015).

5.1*	Opinion of Cooley LLP.
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Cooley LLP. Reference is made to Exhibit 5.1.
24.1*	Power of Attorney. Reference is made to the signature page hereto.
99.1
2015 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-202740), as amended, originally filed on March 13, 2015).

99.2	2020 Inducement Incentive Plan, as amended (incorporated by reference to Exhibit 10.7 of the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 6, 2025).
107*	Filing Fee Table.
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 6, 2025.

CIDARA THERAPEUTICS, INC.
By:	/s/ Jeffrey Stein, Ph.D.
Jeffrey Stein, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey Stein, Ph.D. and Frank Karbe and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey Stein, Ph.D.	President, Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer)	March 6, 2025
Jeffrey Stein, Ph.D.

/s/ Frank Karbe	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 6, 2025
Frank Karbe

/s/ Daniel D. Burgess	Chairman of the Board of Directors	March 6, 2025
Daniel D. Burgess

/s/ Bonnie Bassler, Ph.D.	Member of the Board of Directors	March 6, 2025
Bonnie Bassler, Ph.D.

/s/ Carin Canale-Theakston	Member of the Board of Directors	March 6, 2025
Carin Canale-Theakston

/s/ James Merson, Ph.D.	Member of the Board of Directors	March 6, 2025
James Merson, Ph.D.

/s/ Chrysa Mineo	Member of the Board of Directors	March 6, 2025
Chrysa Mineo

/s/ Josh Resnick, M.D.	Member of the Board of Directors	March 6, 2025
Josh Resnick, M.D.

/s/ Theodore R. Schroeder	Member of the Board of Directors	March 6, 2025
Theodore R. Schroeder

/s/ Ryan Spencer	Member of the Board of Directors	March 6, 2025
Ryan Spencer